Exhibit 3.130

BYLAWS

OF

WCS ADMINISTRATIVE SERVICES, INC., a Florida corporation

i

Section 2.16	Committees of the Board of Directors	12
Section 2.17	Action Without a Meeting	12

ARTICLE III OFFICERS

Section 3.1	Officers	12
Section 3.2	Appointment and Term of Office	12
Section 3.3	Removal of Officers	13
Section 3.4	Resignation	13
Section 3.5	Duties	13
Section 3.6	Other Officers, Employees and Agents	14

ARTICLE IV

STOCK CERTIFICATES		14
Section 4.1	Certificates for Shares: Uncertificated Shares	14
Section 4.2	Transfer of Shares; Ownership of Shares	15
Section 4.3	Lost, Stolen or Destroyed Certificates	15
Section 4.4	Actions with Respect to Securities of Other Corporations	14

ARTICLE V

BOOKS AND RECORDS		16
Section 5.1	Books and Records	16
Section 5.2	Annual Financial Information	16

ARTICLE VI

MISCELLANEOUS		17
Section 6.1	Corporate Seal	17
Section 6.2	Amendments	17
Section 6.3	Indemnification of Officers, Directors Employees and Agents	17

ii

BYLAWS

OF

WCS ADMINISTRATIVE SERVICES, INC., a Florida corporation

ARTICLE I

MEETINGS OF THE SHAREHOLDERS

Section 1.1 Annual Meeting.

The annual meeting of the shareholders of the Corporation shall be held at the time and place designated by the Board of Directors of the Corporation. The annual meeting of the shareholders for any year shall be no later than thirteen (13) months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the Corporation.

Section 1.2 Special Meetings.

Special meetings of the shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting. The call for the meeting shall be issued by the Secretary unless the President, Board of Directors or shareholders requesting the meeting shall designate another person to do so.

Section 1.3 Place.

Meetings of shareholders may be held within or outside the State of Florida. If no place is designated in the notice for a meeting of shareholders, the place of meeting shall be (the principal office of the Corporation.

Section 1.4 Notice.

Except as provided in the Florida Business Corporation Act (the “Act”), written notice stating the [ILLEGIBLE] day and hour of the meeting and, in the case of a special shareholders’ meeting or as otherwise provided by law, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or other persons calling the meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, such notice shall be deemed to be delivered on the second day after it is deposited in the United States mail addressed to the

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shareholder at the shareholder’s address as it appears on the stock transfer books of the Corporation, with postage therein prepaid. Only business within the purpose or purposes described in the special meeting notice may be conducted at a special shareholders’ meeting.

Section 1.5 Notice of Adjourned Meetings.

When a meeting is adjourned to another date, time or place, it shall not be necessary to give any notice of the adjourned meeting if the date, time or place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at such meeting.

Section 1.6 Waiver of Notice of Shareholders’ Meetings.

Whenever any notice is required to be given to any shareholder, such shareholder may waive its right to such notice, provided that the waiver is made in writing and signed by the shareholder entitled to such notice, whether before, during or after the time of the meeting stated therein and delivered to the Corporation for inclusion in the minutes or filing of such notice with the corporate records. Attendance by a shareholder at a meeting shall constitute a waiver of: (a) lack of notice or defective notice of such meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting; or [ILLEGIBLE] lack of defective notice of a particular matter at a meeting that is not within the purpose or Purposes described in the meeting notice, unless the person objects to considering that particular matter when it is presented. Unless otherwise required by the Articles of Incorporation, neither the business to be transacted at nor the purposes of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

Section 1.7 Fixing Record Date.

(a) to the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to demand a special meeting, or to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date is the record date for any determination of shareholders such date in any case to be no more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. A determination of shareholders, entitled to notice of or to vote at, any meeting of shareholders shall apply to any adjournment thereof, unless the Board of Directors fixes new record date for the adjourned meeting, which it must do if the meeting is adjourned to a case more than one hundred twenty (120) days after the date fixed for the original meeting.

(b) If a prior action is required by the Board of Directors pursuant to the Act the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the Corporation under Section 1.17 thereof.

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Section 1.8 Voting Record.

(a) After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of such meeting, arranged by voting group, with the address of, and the number and class and series, if any of the shares held by each shareholder.

(b) The shareholders’ list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s principal office, or at the office of the Corporation’s transfer agent or registrar. Any shareholder of the Corporation or his or her agent or attorney is entitled on written demand to inspect the shareholders’ list (subject to the requirements of the Act), during regular business hours and at his or her expense, during the period it is available for inspection.

(c) The Corporation shall make the shareholders’ list available at the meeting of shareholders, and any shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

(d) The shareholders’ list is prima facia evidence of the identity of the shareholders entitled to examine the shareholders’ list or to vote at a meeting of shareholders.

(e) If the requirements of this Section have not been substantially complied with the meeting shall be adjourned until such time as the Corporation complies with such requirements on demand of any shareholder in person or by proxy who failed to get such access. If no such demand is made failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 1.9 Shareholder Quorum and Voting.

(a) Shares entitled to vote as a separate voting group may take action on a [ILLEGIBLE] at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or by the Act a majority of the shares entitled to vote of the matter by each voting group, represented or person or by proxy, shall constitutes quorum at [ILLEGIBLE] meeting of shareholders. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any shareholders meeting [ILLEGIBLE] subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

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(b) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

Section 1.10 Votes Per Share.

Except as otherwise provided in the Articles of Incorporation or by the Act each outstanding share regardless of class shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The shares of the Corporation are not entitled to vote if they are owned, directly or indirectly by a second corporation, domestic or foreign (other than in a fiduciary capacity) and the Corporation owns directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation.

Section 1.11 Manner of Action.

If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of affirmative votes is required by the Articles of Incorporation or by the Act.

Section 1.12 Voting of Directors.

At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the member of shares owned by him or her for as many persons as there are directors to be elected at that time and for whose election he or [ILLEGIBLE] a right to vote. Unless otherwise provided in the Articles of Incorporation, cumulative voting is not authorized and the directors shall be elected by a plurality of the votes cost by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 1.33 Voting Shares.

(a) A shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy.

(b) Shares standing in the name of another corporation domestic or foreign, maybe voted by the officer, agent or proxy designated by the bylaws of the corporate shareholder may prescribe or in the [ILLEGIBLE] of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such

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designation or in the case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate shareholder, in that order, shall be presumed to possess, authority to vote such shares.

(c) Shares held by an administrator, executor, guardian, personal representative or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.

(d) Shares held by or under the control of a receiver, a trustee in a bankruptcy proceeding or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his or her name.

(e) If a share or shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship with respect to the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided: then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, that act binds all; (b) if more than one votes, in person or by proxy, the act of the majority so voting binds all; (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this Section shall apply, insofar as possible to execution of proxies; waivers, consents or objections and for the purpose of ascertaining [ILLEGIBLE] presence of a quorum.

Section 1.14 Proxies.

(a) A shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to the Act or attorney in fact for such person, may vote the shareholder’s shares in person or by proxy.

(b) A shareholder of the Corporation may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by an attorney in fact. An executed telegram or cablegram [ILLEGIBLE] to have been transmitted by such person, or a photographic, photostatic, or equivalent a production of an appointment form, shall be [ILLEGIBLE] a sufficient appointment form.

(c) An appointment of a proxy is effective when received by the Secretary of the Corporation a such other officer or agent authorized to tabulate votes and shall be valid for up to eleven (11) months, unless a longer period is expressly provided in the appointment form.

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(d) The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

Section 1.15 Voting Trusts.

One or more shareholders may create a voting trust, conferring on a trustee the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust and transferring their shares to the trustee. When a voting trust agreement is .signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interests in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the Corporation’s principal office. After filing a copy of the list and agreement in the Corporation’s principal office, such copies shall be open to inspection by any shareholder of the Corporation, subject to the requirements of the Act, or by any beneficiary of the trust under the agreement during business hours. The trustee must also deliver a copy of each extension of the voting trust agreement, and a list of beneficial owners under such extended agreement, to the Corporation’s principal office.

Section 1.16 Shareholders’ Agreements.

Two or more shareholders may provide for the manner in which they will vote their shares, and providing for such other matters as are permitted by the Act, by signing an agreement for that purpose. When a shareholders’ agreement is signed the shareholders who are parties [ILLEGIBLE] shall deliver copies of the agreement to the Corporation’s principal office. After filing a copy of the agreement in the Corporation’s principal office, such copies shall be open to inspection by any shareholder of the Corporation or any other party to the agreement, subject to the requirements of the Act concerning inspection of records by Shareholders during business hours.

Section 1.17 Action by Shareholders Without A Meeting.

(a) Unless otherwise provided in the Articles of Incorporation, action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if the action is taken by the holders of outstanding shares of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon vote present and voted. In order to be effective, the action must be evidenced by one or more written consents describing the action taken dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon and delivered to the Corporation by delivery to its principal office in [ILLEGIBLE] its principle place of business, the Secretary of the Corporation or other officer or agent of the

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Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take such corporate action unless, within sixty (60) days of the date of the earliest dated consent delivered in the manner required by this Section, written consents signed by the number of holders required to take such action are delivered to the Corporation as set forth in this Section.

(b) Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Corporation at its principal office in Florida or its principal place of business, or received by the Secretary or other officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

(c) Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and if the action is one for which dissenters’ rights are provided under the Articles of Incorporation or by the Act, the notice shall contain a clear statement of the right of shareholders dissenting there from to be paid the fair value of their shares upon compliance with applicable law.

(d) A consent signed as required by in this Section has the effect of a meeting vote and may be described as such in any document.

(e) In the event that the action to which the shareholders’ consent is such as would have required the filing of a certificate under the Act, if such action had been voted on by shareholders at a meeting thereof, the certificate filed shall state that written consent has been given in accordance with the provisions of Section 607.0704 of the Florida Statutes (or its successor).

(f) Whenever action is taken as set forth in this Section, the written consent of the shareholders consenting thereto or written reports of inspectors appointed in tabulate such consents shall be filed with the minutes of proceedings of shareholders.

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ARTICLE II

DIRECTORS

Section 2.1 Functions.

Except as provided in the Articles of Incorporation or by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of this Corporation shall be managed under the direction of, the Board of Directors.

Section 2.2 Number.

The Board of Directors of the Corporation shall consist of one (1) person. The number of directors may at any time and from time to time be increased or decreased (but not below one (1) person) by action of either the shareholders or the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 2.3 Qualifications.

A director must be a natural person who is 18 years of age or older but need not be a citizen of the United States, a resident of the State of Florida or a shareholder of this Corporation.

Section 2.4 Term.

The terms of the initial directors of the Corporation shall expire at the first shareholders’ meeting at which directors are elected. The terms of all other directors, including a director to fill a vacancy, expire at the next annual shareholders’ meeting following their election unless their loans are staggered. Each director shall hold [ILLEGIBLE], notwithstanding the expiration of his or her term, until a successor has been elected and qualified or until an earlier resignation, removed from officer or death.

Section 2.5 Removal by Shareholders.

Any director, or the entire Board of Directors, may be removed, with or without cause by action of the shareholders, unless the Articles of Incorporation provide that the directors may be removed only for cause. If a director was elected by a voting group of shareholders, only the shareholder of that voting group may participate in the vote to remove that director. The notice of the meeting or which a vote is taken to remove a director must state that the [ILLEGIBLE] or one of the purposes of the meeting is the removal of the director or directors. A director may be removed only ii the number of votes cast to remove [ILLEGIBLE] or her exceeds the number of votes cast [ILLEGIBLE] to remove [ILLEGIBLE] her.

Section 2.6 Resignation.

A director may resign at any time by delivering written notice to the Corporation, the Board of Directors or its chairman. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

Section 2.7 Vacancies.

Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, through less than a quorum of the Board of Directors, or by the shareholders. A director elected to fill a vacancy shall hold office only until the next shareholders’ meeting at which directors are elected.

Section 2.8 Regular Meetings.

An annual regular meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of shareholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting, and at such other time and place as may be determined by the Board of Directors. Alternatively, the Board of Directors may be any time and from time to time, provide by resolution, the date, time and place, whether within or outside of the State of Florida, for holding of the annual regular meeting or additional regular meeting of the Board of Directors without other notice than such resolution.

Section. 2.9 Special Meetings.

(a) Special meetings of the Board of Directors may be called by the chairman of the board, the President or any director.

(b) The person or persons authorized to call special meetings of the Board of Directors may designate any place, either within or outside of the State of Florida as the place for holding any special meeting of the Board of Directors called by them. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Florida.

(c) Notice of any special meeting of the Board of Directors may be given by any reasonable means, whether oral or written, and at any reasonable time prior to such meeting. The reasonableness of any notice given in correction with any special meeting of the Board of Directors shall be determined in light of all of the pertinent circumstances. It shall be presumed that notice of any special meeting given at least three (3) days prior to such special meeting, either orally [ILLEGIBLE] telephone or in persons, or [ILLEGIBLE] written notice delivered personally or [ILLEGIBLE] to each director at his or her business or residence address, is reasonable. If [ILLEGIBLE] such notice of any special meeting shall be deemed to be delivered on the third day after it is deposited in the United States mail, so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered by the telegraph company. Neither the business to be transacted at, nor the purpose or purposes of, any special meetings of the Board of Directors need be specified in the notice or in any written waiver of notice of such meeting.

Section 2.10 Waiver of Notice of Meeting.

Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice whether before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 2.11 Quorum and Voting.

(a) A majority of the number of directors fixed in the manner provided by these Bylaws shall constitute a quorum for the transaction of business; provided however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall constitute a majority of the remaining directors until the vacancy has been filled. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors.

(b) A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Section 2.12 Presumption of Assent.

A director of the Corporation who is present at a meeting of the Board of Directors, or a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he or she: (1) objects at the beginning of the meeting ([ILLEGIBLE] upon his or her arrival) to holding the meeting or transacting specified business at the meeting: or (ii) votes against such action or [ILLEGIBLE] from the action taken.

Section 2.13 Meetings of the Board of Directors by Means or a Conference Telephone or Similar Communications.

Members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 2.14 Compensation.

Each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors and a committee thereof, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors (or a committee thereof) or both, as may from time to time be determined by action of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 2.15 Director Conflicts of Interest.

(a) No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors of the Corporation are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, or because such director or directors of the Corporation are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his, her or their votes are counted for such purpose, if:

(i) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or [ILLEGIBLE] sufficient for the purpose without counting the votes or written consents of such interested directors;

(ii) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written comment; or

(iii) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee thereof or the shareholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at [ILLEGIBLE] of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Section 2.16 Committees of the Board of Directors.

(a) An executive committee is hereby authorized consisting of the Chairman of the Board, President and Chief Executive Officer, with the power to exercise the authority of the Board of Directors, except as prohibited by the Act. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as prohibited by the Act.

(b) The provisions of these Bylaws and the Act governing meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well, except that the executive committee may not take any action without the affirmative vote of the Chairman of the Board.

(c) Each committee must have two (2) or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Section may designate one (1) or more directors as alternate members of any such committee who may act in place and stead of any absent member or members at any such meeting of such committee.

Section 2.17 Action Without a Meeting.

Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken is signed by all of the directors of the Corporation or all of the members of the committee, as the case may be. Action taken under this Section is effective when the last director or member of the committee signs the consent, unless the consent specifies a different effective date. Such consent shall have the same effect as a meeting vote and may be described as such in any document.

ARTICLE III

OFFICERS

Section 3.1 Officers.

If so appointed by the Board of Directors, the officers of the Corporation shall consist of a President, a Secretary and such other officers as appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

Section 3.2 Appointment and Term of Office.

The initial officers of the Corporation shall be appointed at the organizational meeting of the Board of Directors. Thereafter, the officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board held after the shareholders’ annual meeting. Each officer shall hold office until a successor has been duly appointed and qualified, or until an earlier resignation, removal from office, or death.

Section 3.3 Removal of Officers.

Any officer of the Corporation may be removed from his or her office or position at any time, with or without cause, by the Board of Directors. Any officer or assistant officer, if appointed by another officer pursuant to authority, if any, received from the Board of Directors, may likewise be removed by such officer.

Section 3.4 Resignation.

Any officer of the Corporation may resign at any time from his or her office or position by delivering notice to the Corporation, the Board of Directors or its chairman. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

Section 3.5 Duties.

If so appointed by the Board of Directors the officers of the Corporation shall have the following duties:

(a) The President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, in general, supervise and control all of the business and affairs of the Corporation, and shall preside at all meetings of the shareholders, the Board of Directors and all committees of the Board of Directors on which he or she may serve. In addition, the President shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, and as are incident to the office of President.

(b) Each Vice President shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors or the President.

(c) The Secretary shall have custody of, and maintain, all of the corporate records except the financial records, shall record the minutes of all meetings of the shareholders and Board of Directors.

see that all notices of meetings are duly given keep a register of the mailing address of each shareholder of the Corporation, be responsible for authenticating records of the Corporation and perform such other duties as may be prescribed by the Board of Directors or the President.

(d) The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 3.6 Other Officers, Employees and Agents.

Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, the officer appointing him or her, and such officer or officers who may from time to time be designated by the Board of Directors to exercise supervisory authority.

ARTICLE IV

STOCK CERTIFICATES

Section 4.1 Certificates for Shares; Uncertificated Shares.

(a) The Board of Directors shall determine whether shares of the Corporation shall be uncertificated or certificated. If certificated shares are issued, certificates representing shares in the Corporation shall be signed (either manually or by facsimile) by the President or Vice President and the Secretary or an Assistant Secretary and may be scaled with the seal of the Corporation [ILLEGIBLE] a facsimile thereof. A certificate which has been signed by an officer or officers who later shall have caused to be such officer when the certificate is issued shall nevertheless be valid. No certificate shall be issued for any share until such share is fully [ILLEGIBLE]. Upon receipt of the consideration for which the Board of Directors has authorzed for the [ILLEGIBLE] of the shares, such shares so issued shall be fully paid and nonassessable.

(b) Each share certificate representing shares shall state upon the fact thereof. (I) the name of the Corporation: (ii) that the Corporation is organized under the laws of the State of Florida; (iii) the name of the person or persons to whom issued; (iv) the number and class of shares and the designation of the series, if any, which such certificate represents; and (v) if different classes of shares or different series within a class are authorized, a summary on the front or back of such certificates of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) Alternatively, each certificate must state conspicuously on the front or back that the Corporation will furnish the shareholder with a full statement of this information on request and without charge. If the share is uncertificated, the Corporation shall, within a reasonable [ILLEGIBLE] after the issue or transfer of such share, send the shareholder a written statement of the information required to be placed on a certificate as set forth above.

Section 4.2 Transfer of Shares; Ownership of Shares.

Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation, and only after the surrender to the Corporation of the certificates representing such shares, if any. Except as provided by the Act, the person in whose name the shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 4.3 Lost, Stolen or Destroyed Certificates.

The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate: (a) makes proof in affidavit form that such certificate has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the Board of Directors, gives bond in such form and amount as the Corporation may require, to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of such certificate: and (d) satisfies any other reasonable requirements imposed by the Corporation.

Section 4.4 Actions with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the President or a designee of the President shall have the power to vote and to otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders on, or with respect to, any action of shareholders of any other corporation in which the Corporation may hold securities and to otherwise exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities on other corporations.

ARTICLE V

BOOKS AND RECORDS

Section 5.1 Books and Records.

(a) The Corporation shall maintain accurate accounting records and shall keep records of minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

(b) The Corporation or its agent shall also maintain a record of its shareholders in a form that permits preparation of a list of names and addresses of all shareholders in alphabetical order by classes of shares showing the number and series of shares held by each.

(c) The Corporation shall keep a copy of the following records: (I) its Articles and Restated Articles of Incorporation and all amendments thereto currently in effect: (ii) its Bylaws and restated Bylaws and all amendments thereto currently in effect; (iii) resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; (iv) the minutes of all shareholders’ meetings and records of all action taken by shareholders without a meeting for the past three years; (v) written communications to all shareholders generally or all shareholders of a class or series within the past three years, including the financial statements furnished for the past three years; (vi) a list of the names and business street addresses of its current directors and officers; and (vii) its most recent Annual Report delivered to the Department of State.

(d) Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 5.2 Annual Financial Information.

(a) Unless modified by a resolution of the shareholders within one hundred twenty (120) days of the close of each fiscal year, the Corporation shall furnish each shareholder annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of such fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles the annual financial statements must also be prepared on that basis.

(b) If the annual financial statements are reported upon by a public accountant, his or her report must accompany the statements. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation’s accounting records: (1) stating his or her reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and (ii) describing any respects in which the statements were not prepared in accordance with any basis of accounting consistent with the statements prepared for the preceding year.

(c) The annual financial statements shall be mailed to each shareholder within one hundred twenty (120) days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements if, for reasons beyond its control, the Corporation is unable to prepare its financial statements within a prescribed period. Thereafter, on written request from a shareholder who has not been mailed the statements, the Corporation shall mail him or her the latest financial statements.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Corporate Seal.

The Board of Directors may provide for a corporate seal which may be a facsimile, engraved, printed or an impression seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the words “seal” and “Florida” and the year of incorporation.

Section 6.2 Amendments.

These Bylaws may be adopted, amended or repealed and new Bylaws may be adopted, by either the Board of Directors or the shareholders, but the Board of Directors may not alter, amend or repeal any Bylaw adopted by shareholders if the shareholders specifically provide that such Bylaw is not subject to amendment or repeal by the directors.

Section 6.3 [ILLEGIBLE] of Officers, Directors, Employees and Agents.

The Corporation is empowered to indemnify officers, directors, employees and agents, and in purchase insurance therefore, to the fullest extent permitted by the Act.